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                                      EXHIBIT 5.2


INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 941
ATLANTA, GA  30370
                                           Employer Identification Number:
                                                   95-2492236
                                           File Folder Number:
                                                   630000788
PROTECTIVE LIFE CORPORATION                Person to Contact:
2801 HIGHWAY 280 SOUTH                             GARY W. FOOTE
BIRMINGHAM, AL  35223-2448                 Contact Telephone Number:
                                                   (404) 331-0912
                                           Plan Name:
                                              PROTECTIVE LIFE CORPORATION 401(K)
                                              AND STOCK OWNERSHIP PLAN
                                           Plan Number:  003


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 17, 1995. These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code
Section 401(b).

     This determination is also subject to your adoption of the proposed amendments submitted in your letter(s) dated April 21, 1995. These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code Section 401(b).

     This determination letter is applicable for the amendment(s) adopted on June 17, 1994.

     This plan satisfies the requirements of Code Section 4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

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     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                              Sincerely yours,


                                              /s/ Nelson A. Brooke
                                              Nelson A. Brooke
                                              District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans